                                                                     Exhibit 2.2


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OFFERED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                       CERTIFICATE FOR _________ WARRANTS

                 EXERCISABLE COMMENCING ON THE DATE OF ISSUANCE
                                HEREOF AND ENDING
         5:00 P.M., LOS ANGELES, CALIFORNIA TIME, ON THE EXPIRATION DATE

                                PHOTOMEDEX, INC.

                               WARRANT CERTIFICATE

      THIS CERTIFIES that, as of _______________, 2001, ____________________ or registered assigns is the registered holder (the "Warrantholder") of the number of warrants (the "Warrants") set forth above, each of which represents the right to purchase one fully paid and non-assessable share of common stock, par value $0.01 per share (the "Common Shares"), of PhotoMedex, Inc., a Delaware corporation (the "Company"), at the exercise price (the "Exercise Price") of $____ per share (at 110% of the closing market price on the initial closing date of the private placement), at any time which is after (i) that date which is 180 days after the date of this Warrant Certificate (the "Initial Exercise Date") and (ii) prior to the Expiration Date hereinafter referred to, by surrendering this Warrant Certificate, with the form of Election to Purchase set forth hereon duly executed, at the Company's office, and by paying in full the Exercise Price, plus transfer taxes, if any, in United States currency by certified check, bank cashier's check or money order payable to the order of the Company.

      These Warrants have been issued concurrently with certain shares of the Company's Common Stock pursuant to an effective Securities Purchase Agreement of even date herewith between the Company and Warrantholder.

      Section 1.  Duration and Exercise of Warrants.

      (a) The Warrants represented by this Warrant Certificate shall be exercisable on the Initial Exercise Date and shall expire at 5:00 p.m. Los Angeles, California time, on September 30, 2004 (the "Expiration Date"). Any Warrant Certificate not surrendered to the Company for exercise or redemption prior to the close of business on the Expiration Date shall be void.

      (b) Subject to the provisions of this Warrant Certificate, on or after the Initial Exercise Date and prior to the close of business on the Expiration Date, the Warrantholder shall have the right to purchase from the Company the number of Common Shares specified above at the Exercise Price. In order to exercise such right, the Warrantholder shall surrender the Warrant Certificate(s) evidencing such Warrants to the Company at the Office with the form of Election to Purchase set forth hereon duly completed and signed, and shall tender payment in full to the Company for the Company's account of the Exercise Price, together with such taxes as are specified in Section 4 hereof, for each Common Share with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by certified check, bank cashier's check or money order, payable in United States currency to the order of the Company. In addition, if the Common Shares deliverable upon exercise have not been registered pursuant to the Securities Act, the Warrantholder shall deliver a duly executed certificate (the "Form of Stockholders Certificate") substantially in the form of Exhibit A hereto.

      (c) The Warrants evidenced by this Warrant Certificate shall be exercisable only in multiples of one (l) Warrant. If less than all of the Warrants evidenced by this Warrant Certificate are exercised at any time prior to the close of business on the Expiration Date, a new Warrant Certificate(s) shall be issued to the Warrantholder, or his duly authorized assigns, by the Company for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered.

      (d) The Warrants evidenced by this Warrant Certificate may not be exercised or redeemed if such exercise or redemption would constitute a violation of any applicable Federal or state statute or regulation or if any required approval of a governmental authority having jurisdiction shall not have been secured. The Company shall be entitled to require as a condition to exercise or redemption that the Warrantholder make such representations as are necessary to demonstrate compliance with Federal and applicable state securities laws.

      (e) For purposes of determining the date of exercise (the "Exercise Date") of the Warrants, the Warrants may be exercised in whole or in part by: (i) telecopying to the Company an executed Election to Purchase and Form of Stockholders Certificate (the "Exercise Notices"), in the forms annexed to this Warrant Certificate, and delivering to the Company the originals of the Exercise Notices together with the original Warrant Certificate representing at least the number of Warrants so exercised and tendering payment in full for the Company's account of the Exercise Price, in accordance with Section 1(b) hereof, which shall be received by the Company within two (2) business days thereafter, in which event the Exercise Date shall be the date the Exercise Notices shall be telecopied to the Company, or (ii) delivering to the Company by express or overnight courier the original executed Exercise Notices, the original Warrant Certificate representing at least the number of Warrants so exercised and tendering payment in full for the Company's account of the Exercise Price, in accordance with Section 1(b) hereof, which shall be received by the Company within two (2) business days after the date of deposit (the "Deposit Date") with the authorized courier, in which event the Exercise Date shall be the Deposit Date.

      (f) If at any time after the Initial Exercise Date and before the Expiration Date, the closing price of the Common Shares exceeds $4.00 per share for a period of fifteen (15) consecutive trading days, the Company shall have the right to repurchase the Warrants at a price of $0.10 per Warrant. The Warrant holder shall have thirty days prior notice, during which period the Warrant holder may elect to exercise the Warrants.

      Section 2. Issuance of Share Certificates. Upon surrender of this Warrant Certificate and payment of the Exercise Price, and, if the Common Shares deliverable on exercise have not been registered under the Securities Act, upon delivery of a certificate in the form of Exhibit "A" hereto, the Company shall issue certificates representing Common Shares ("Share Certificates") for the number of full Common Shares to which the holder of such Warrants is entitled, registered in accordance with the instructions set forth in the Election to Purchase. If such Common Shares have not been registered under the Securities Act, the Share Certificates shall bear a legend substantially similar to the legend on this Warrant Certificate.

      Section 3. Reorganizations. In case of any reorganization of the Company, or in case of the consolidation or merger of the Company with or into any other legal entity (other than a merger or consolidation in which the Company is the continuing legal entity) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other legal entity (collectively, "Reorganizations"), each Warrant shall after such Reorganization be exercisable, upon the terms and conditions specified in this Warrant Certificate, for the stock or other securities or property (including cash) to which a holder of the number of Common Shares purchasable (at the time of such Reorganization) upon exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization; and in any such case, if necessary, the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any such stock or other securities or property thereafter deliverable upon exercise of the Warrants. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such Reorganization or the legal entity purchasing such assets shall assume, by written instrument executed and delivered to the holder of each Warrant, the obligation to deliver to the holder of each Warrant such stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and the other obligations under this Warrant Certificate.

      Section 4. Payment of Taxes. The Company will pay all taxes and charges that may be imposed by the United States of America or any state or territory thereof ("Taxes") attributable to the initial issuance of Common Shares upon the exercise of Warrants prior to the close of business on the Expiration Date; provided, however, that the Company shall not be required to pay any Taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any Share Certificates in a name other than that of the Warrantholder of record surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Share Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such Taxes or shall have established to the satisfaction of the Company that such Taxes have been paid.

      Section 5.  Registration.

      (a) This Warrant Certificate shall be registered in the name of the record holder to whom it is distributed; and the Company shall maintain a list showing the name, address and number of Warrants held by each of the Warrantholders of record.

      (b) The Company may deem and treat the Warrantholder of record as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof and any distribution to the holder thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      Section 6.  Registration of Transfers and Exchanges.

      (a) The Company shall register the transfer of this Warrant Certificate upon the records to be maintained by it for that purpose, upon surrender of this Warrant Certificate accompanied (if so required by the Company) by (i) a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder(s) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and (ii) an opinion of counsel, reasonably satisfactory to the Company, that such transfer is exempt from registration under the Securities Act. Upon any such registration or transfer, a new Warrant Certificate shall be issued to the transferee, and the surrendered Warrant Certificate shall be canceled by the Company.

      (b) This Warrant Certificate may be exchanged at the option of the holder, when surrendered to the Company at its principal executive office (the "Office"), for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange, transfer or exercise shall be canceled by the Company.

      Section 7. Mutilated or Missing Warrant Certificates. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for any Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and an indemnity or bond, if requested, also satisfactory to the Company. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable charges as the Company may prescribe.

      Section 8.  Notices.

      (a) Except as set forth in Section 1(e) hereof, any notice or demand authorized by this Warrant Certificate to be given or made by the Warrantholder to or on the Company shall be in writing and shall be sufficiently given or made if delivered personally against receipt thereof or by overnight courier addressed (until another address is given in writing by the Company) to the Office, and shall be deemed to have been given on the date of receipt. Any notices which may be expressly authorized to be delivered to the Company by telecopier pursuant to Section 1(e)(i) hereof, shall be telecopied to the Company at (610) 971-9303.

      (b) Any notice or demand pursuant to this Warrant Certificate to be given by the Company to the Warrantholder shall be in writing and shall be sufficiently given or made if delivered personally against receipt thereof or by overnight courier addressed (until another address is filed in writing by the Warrantholder with the Company) to the address specified in the Warrant register maintained by the Company. All such notices and demands shall be deemed to have been given on the date of receipt.

      Section 9. Rights of Warrantholders; Voting. Nothing contained in this Warrant Certificate shall be construed as conferring upon the Warrantholder any of the rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

      Section 10. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant Certificate without the consent or concurrence of the Warrantholder in order to cure any ambiguity, manifest error or other mistake in this Warrant Certificate, or to make provision in regard to any matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect, alter or change the interests of the Warrantholder.

      Section 11. Warrant Agent. The Company may, by notice to the Warrantholder, appoint an agent for the purpose of issuing Common Shares on the exercise of the Warrants, exchanging Warrants, replacing Warrants or any of the foregoing, and thereafter any such issuance, exchange or replacement shall be made at such office by such agent.

      Section 12. Successors. All the representations, warranties, covenants and provisions of this Warrant Certificate by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

      Section 13. Governing Law. This Warrant Certificate shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed in accordance with the laws of said State, regardless of the laws that might be applied under applicable principles of conflicts of laws.

      Section 14. Benefits of This Warrant Certificate. Nothing in this Warrant Certificate shall be construed to give to any person or entity other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Warrantholder.

      Section 15. Interpretation. The headings contained in this Warrant Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant Certificate.

      Section 16. Invalidity of Provisions. If any provision of this Warrant Certificate is or becomes invalid, illegal or unenforceable in any respect, such provision shall be amended to the extent necessary to cause it to express the intent of the parties and be valid, legal and enforceable. The amendment of such provision shall not affect the validity, legality or enforceability of any other provision hereof.

      Section 17. Protection Against Dilution. In the event that the Company shall at any time hereafter: (i) pay a dividend in Common Shares or convertible securities; (ii) subdivide or split its outstanding Common Shares; or(iii) combine or reclassify its outstanding Common Shares into a smaller number of shares; then the number of Common Shares to be issued immediately after the occurrence of any such event shall be adjusted so that the Warrantholder thereafter may receive the number of Common Shares it would have owned immediately following such action if it had exercised the Warrants immediately prior to such action and the Exercise Price shall be adjusted to reflect such proportionate increases or decreases in the number of Common Shares.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed at Radnor, Pennsylvania.

                                          PHOTOMEDEX, INC.



                                          By:
                                              --------------------------------
                                              Jeffrey O'Donnell
                                              Chief Executive Officer

                              ELECTION TO PURCHASE

      The undersigned hereby irrevocably elects to exercise ___________________ of the Warrants represented by this Warrant Certificate and to purchase the Common Shares issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:
            ________________________________________________________
            (Name)

            ________________________________________________________
            (Address, Including Zip Code)

            ________________________________________________________
            (Social Security or Tax Identification Number)

DELIVER TO:
            ________________________________________________________
            (Name)

            at    __________________________________________________
                  (Address, Including Zip Code)

      If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth above or otherwise as the undersigned shall direct in writing. In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_______________ by certified check, bank cashier's check or money order payable in United States currency to the order of the Company.

Dated:  ____________________, ______




                                    ________________________________________
                                    Signature

                                    (Signature must conform in all respects
                                    to name of holder as specified on the
                                    face of the Warrant Certificate)

                                    PLEASE INSERT SOCIAL SECURITY OR TAX
                                    IDENTIFICATION NUMBER OF HOLDER


                                    ________________________________________

                                   ASSIGNMENT


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:


                      Social Security
      Name of               No.                                   No. of
      Assignee           or Tax I.D.          Address            Warrants
      --------           -----------          -------            --------






and does hereby irrevocably constitute and appoint
__________________________________ Attorney, to make such transfer on the books of PhotoMedex, Inc., a Delaware corporation, maintained for that purpose, with full power of substitution in the premises.



Dated:  ____________________, ______




                                    __________________________________________
                                    Signature

                                    (Signature must conform in all respects
                                    to name of holder as specified on the
                                    face of the Warrant Certificate)

                                    EXHIBIT A

                        FORM OF STOCKHOLDERS CERTIFICATE


      The undersigned (the "Purchaser") is exercising the warrants (the "Warrants") tendered with this certificate, and in connection with such exercise, hereby certifies to PhotoMedex, Inc. a Delaware corporation (the "Company") that the Purchaser understands and agrees that:

      1. The shares of common stock of the Company (the "Common Shares") deliverable upon exercise of the Warrants are not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the offering and sale of the Common Shares is intended to be exempt from registration under the Securities Act;

      2. The Common Shares to be acquired by the Purchaser pursuant to exercise of the Warrants are being acquired for its own account and without a view to the distribution of such Common Shares or any interest therein; provided that (i) this representation shall not prejudice the Purchaser's right at all times to sell or otherwise dispose of all or any part of the Common Shares so acquired by the Purchaser pursuant to a registration under the Securities Act or an exemption from such registration available under the Securities Act and (ii) the disposition of the Purchaser's property shall be at all times within its control;

      3. The Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Common Shares and the Purchaser is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Common Shares;

      4. The Purchaser represents and warrants that the Company has made available to the Purchaser or its agents all documents and information relating to an investment in Common Shares requested by or on behalf of the Purchaser; and

      5. The Purchaser is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act.

      6. All Common Shares issued on delivery of this certificate shall bear the legend set forth on page 1 of the Warrant Certificate.

      In witness whereof, the Purchaser has caused this Certificate to be duly executed on this ____ day of ____________, ___________.

                                    [Name of Purchaser]



                                    By:________________________________
                                        Name:_________________________
                                        Title:__________________________


                                      A-2